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                                                                    Exhibit 99.1

                 DEFERRED STOCK COMPENSATION PLAN FOR DIRECTORS

                                       OF

                   ABINGTON BANCORP, INC. AND ITS SUBSIDIARIES

         This Deferred Stock Compensation Plan For Directors of Abington Bancorp, Inc. and Its Subsidiaries (the "Plan") is adopted as of January 22, 1998, effective with respect to compensation earned after July 1, 1998.

         1. Eligibility. Any member of the Board of Directors of Abington Bancorp, Inc. or any of its subsidiaries (each such entity being referred to herein as the "Corporation") who is not an employee of Abington Bancorp, Inc. or any of its subsidiaries may elect to defer, into a Stock Unit Deferral Account, payment of the compensation payable to him for service as such Director, all in accordance with the terms of this Plan.

         2. Administration of the Plan. The Plan shall be administered by an independent Plan Administrator, to be appointed by the Corporation's Board of Directors. By accepting the appointment, the Plan Administrator shall be deemed to have agreed to abide by all of the terms hereof as if it were a signatory hereof.

         3. Election to Defer. Deferrals under this Plan shall be made on the basis of a July 1-June 30 year (a "Plan Year"), commencing July 1, 1998. Directors wishing to defer compensation pursuant to this Plan shall submit a written election (the "Deferral Election") to the Corporation at least 45 days prior to the commencement of the Plan Year for which such Deferral Election is to apply. Such Deferral Election shall be effective upon receipt by the Corporation, and shall apply to all compensation earned by the Director during the Plan Year commencing on the succeeding July 1 (the "Deferral Commencement Date"). Notwithstanding the foregoing, a Director's Deferral Election shall be extended automatically for an additional Plan Year commencing on the first anniversary of the Deferral Commencement Date and on each subsequent anniversary thereafter, unless the Director gives written notice to the Corporation, at least 45 days prior to prior to the date of any such anniversary, of such Director's election not to extend such Deferral Election.

         Any election to participate in the Plan may be revoked, but only as to compensation to be earned at and after commencement of the next succeeding Plan Year and only if such revocation is submitted in writing to the Corporation at least 45 days prior to the commencement of such succeeding Plan Year.

         4. Allocation of Stock Units. A Director's election to defer compensation hereunder shall result in his compensation being allocated to him in the form of stock units ("Stock Units"), with each Stock Unit representing one share of common stock of Abington Bancorp, Inc. ("Stock"). Throughout the first three Plan Years (commencing July 1, 1998 and ending June 30, 2001), Stock Units will be allocated to participating Directors in the following amounts:


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
Capacity of                            Number of Stock Units Allocated
Service

Board of Directors             A number of Units (rounded up to the nearest
                               whole Unit) per meeting attended1 determined
                               by dividing $550 by the closing price reported
                               for Abington Bancorp, Inc. Common Stock on the
                               Nasdaq National Market on July 1, 1998, or, if no
                               sales were reported on such date, for the last
                               date preceding such date for which a sale was
                               reported (the "July 1 Fair Market Value").

Executive                      A number of Units (rounded up to the nearest
Committee                      whole Unit) per calendar quarter determined
                               by dividing $1706.25 by the July 1 Fair Market
                               Value, such Units to be allocated in advance on
                               the first day of each calendar quarter

Audit Committee                A number of Units (rounded up to the nearest
                               whole Unit) per meeting attended1 determined
                               by dividing $425 by the July 1 Fair Market
                               Value

All Other                      A number of Units (rounded up to the nearest
Committees                     whole Unit) per meeting attended1 determined
                               by dividing $350 by the July 1 Fair Market
                               Value

------------------
       (1) Stock Units will be allocated to participating Directors' Stock Unit Deferral Accounts as of the date of each meeting attended of the Board of Directors or any Board Committee (other than the Executive Committee) of the Corporation and its subsidiary, Abington Savings Bank (the "Bank"). However, a joint meeting of the Boards or Committees of the Corporation and the Bank will be treated as a single meeting for purposes of Stock Unit allocations hereunder.

         For Plan Years commencing on and after July 1, 2001, the Board of Directors may, in its discretion, adjust the number of Stock Units to be allocated to Directors from time to time, such adjustment(s) to be made no more frequently than annually and to be based generally upon the cash compensation being paid to nonparticipating Directors at the time of the adjustment, divided by the then-current Fair Market Value of the Stock.

         5. Stock Unit Deferral Account. The Corporation shall maintain, or shall cause the Plan Administrator to maintain, a book account to which participating Directors' Stock Units shall be credited as of the date on which such compensation is earned ("Stock Unit Deferral Account" or "deferred compensation account").

         To enable the Plan Administrator to maintain such Stock Unit Deferral Accounts, the Corporation shall, periodically (and at any time upon the Plan Administrator's request), provide the Plan Administrator with a written report
(i) listing the number of Stock Units earned by each participating Director since the date of the previous report (or during such period of time as the Plan Administrator may request), and (ii) setting forth the date upon which each Stock Unit was earned. The Corporation will also provide the Plan Administrator with prompt notification of any dividend payable with respect to the Common Stock, to enable the Plan Administrator to make appropriate credits and adjustments to the Stock Unit Deferral



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Accounts, as required below.

         During the term of the deferral, the Corporation (or the Plan Administrator on the Corporation's behalf) shall credit each Director's Stock Unit Deferral Account with additional Stock Units to reflect any payment of dividends payable in cash or other property (other than dividends payable only in shares of Common Stock, which shall be accounted for in accordance with the following paragraph). Each Stock Unit Deferral Account will be credited with a number of whole and fractional shares of Stock Units determined by multiplying the dividend value per share of Common Stock by the number of Stock Units in the account on the record date and dividing the result by the fair market value of the Stock on the dividend record date. For this purpose, the fair market value of the Stock on any given date shall mean the closing price reported for the Common Stock on the Nasdaq National Market on the immediately preceding trading date, or, if no sales were reported on such date, for the last date preceding such date for which a sale was reported.

         In the event of a stock dividend, stock split or similar change in capitalization affecting the Common Stock, the Corporation (or the Plan Administrator on the Corporation's behalf) shall make appropriate adjustments in the number of Stock Units credited to each Director's Stock Unit Deferral Account.

         The Corporation or the Plan Administrator shall provide to each participating Director a quarterly accounting of the number of Stock Units in his Stock Unit Deferral Account. The Plan Administrator shall provide to the Corporation a quarterly accounting of the number of Stock Units allocated to all participating Directors' Stock Unit Deferral Accounts.

         6. Method and Timing of Payment from Stock Unit Deferral Account.

                  (a) Stock Units credited to a Director's Stock Unit Deferral Account shall be payable only in the form of whole shares of Stock (with any fractional share payable in cash) and shall be paid, or commenced to be paid, on the January 15 coincident with or next following the date on which the Director ceases to be a member of the Board of Directors of the Corporation for any reason whatsoever. In the case of semi-annual installments, payments shall also be made on each July 15.

                  (b) Payment of shares of Stock corresponding to the Stock Units in a Director's Stock Unit Deferral Account may be made either in a single lump sum or in annual, or semi-annual, installments over a period of ten (10) years, as the Director may have irrevocably specified before the compensation is earned. In the absence of an effective election, payment shall be made in a single lump sum. In the case of installment payments, dividends shall continue to be credited in accordance with Section 5 during the payment period. The number of shares of Stock payable with each installment shall be equal to the number of Stock Units credited to the Director's Stock Unit Deferral Account as of the preceding June 30 or December 31, as the case may be, divided by the number of payments remaining to be made, including the current payment. Installment payments shall be made as they become due to the Director if then living, otherwise to a beneficiary or beneficiaries designated by the Director in



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writing to the Corporation prior to the Director's death, or failing such designation, to the Director's estate.

                  (c) Elections by a Director of a method of payment under sub-paragraph (b) shall be made in writing, effective upon receipt and acceptance by the Corporation, and applicable only to compensation to be earned after the effective date of the election. Such elections may also be changed by a Director, subject to the same restrictions.

                  (d) Notwithstanding any provision hereof to the contrary, if a Director (or after a Director's death the Directo- r's beneficiary, in the case of subsection (i) below) believes he is suffering from financial hardship, an application may be made to the Plan Administrator for:

                  (i) acceleration of distributions of shares of Stock corresponding to the Director's Stock Unit Defer-ral Account, or

                  (ii) immediately effective revocation of such Direc- tor's election to defer compensation hereunder with respect to compensation to be earned in the future.

A "financial hardship" shall mean a need for financial assistance due to the occurrence of an unanticipated emergency caused by an event beyond the Director's control. The need for financial assistance must be such that the Director, any member of the Director's immediate family or, after the Director's death, a designated beneficiary will be subject to substantial hardship if the acceleration or the revocation is not permitted. If the Plan Administrator determines, in its sole discretion, that a hardship exists, distributions shall be accelerated from the Plan to the Director or the designated beneficiary of only so much of the Director's deferred compensation account as the Plan Administrator may determine is required to alleviate such hardship, and the deferred compensation account shall be charged with said amount upon payment.

         7. Change in Control. In the event of a Change in Control of the Corporation while Stock Units remain outstanding under the Plan, then the right to receive distributions in respect of Stock Units shall be immediately accelerated and each participating Director shall be entitled to receive, in payment for each Stock Unit then allocated to his Stock Unit Deferral Account,
(i) one share of Common Stock of the Corporation (in the case of a Change in Control that does not result in any change in the Common Stock of the Corporation), or (ii) such securities, cash or property as the holders of each share of Common Stock received in connection with such Change of Control (in the case of a Change in Control that results in a change in the Common Stock of the Corporation or a conversion of such Common Stock into other securities, cash or property). Such distribution or payment shall be made no later than the effective date of the Change in Control.

         "Change in Control" shall mean the occurrence of any one of the following events:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3



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         promulgated under the Exchange Act) (other than the Corporation any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), directly or indirectly, of securities of the Corporation representing thir- ty-five percent (35%) or more of the combined voting power of the Corporation 's then outstanding securities; or

                  (b) persons who, as of January 1, 1998, constituted the Corporation's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Corporation subsequent to January 1, 1998 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

                  (c) the Corporation merges or consolidates with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

                  (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

         8. Merger without Change of Control. After a merger or consolidation of the Corporation with another corporation in which the stockholders of the Corporation immediately prior to such merger or consolidation continue to own after such merger or consolidation shares representing at least fifty percent of the voting power of the Corporation, each Stock Unit shall be automatically converted into a stock unit representing the number and class of shares of stock or other securities to which such Stock Unit would have been converted if, immediately prior to such merger or consolidation, such Stock Unit had been paid out in shares of Common Stock of the Corporation.

         9. Limitation on Rights of Directors. No action taken pursuant to this Plan shall create or be deemed to create a trust or fiduciary relationship of any kind between the Corporation and the Directors. Although the Corporation shall have no obligation to establish any separate trust, fund, or reserve or to invest in any specific asset to provide security with respect to any deferred amounts during the deferral period, the Corporation may elect to do so and, in such event, the Directors shall not have any interest in such assets and all such assets shall continue for all purposes to be a part of the general assets of the Corporation, with the



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beneficial ownership of such assets remaining at all times in the Corporation.
Each Director, his legal representative or any of his beneficiaries shall not have any right, other than the right of an unsecured general creditor of the Corporation, in respect to the Stock Unit Deferral Account established hereunder, and such persons shall have no property interest in any specific assets of the Corporation.

         10. Nonforfeitable. The right of each Director to the payment of deferred stock compensation under this Plan shall be nonforfeitable and no action or failure to act by the Director, the Corporation or any other person shall deprive the Director of, or excuse the Corporation from its obligations to pay, the amounts due hereunder.

         11. Withholding Tax. The Corporation shall have the right to deduct from all deferred amounts or payments hereunder any federal or state taxes required by law to be withheld with respect to such deferred amounts or payments.

         12. Non-Assignable. The deferred stock compensation payable under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any compensation to be so subjected shall not be recognized.

         13. Termination and Amendment. This Plan shall automatically terminate when Stock has been issued under the Plan in an amount equal to the total number of shares of Stock reserved for issuance hereunder. The Board of Directors of Abington Bancorp, Inc. may amend or terminate this Plan, in whole or in part, at any time, and from time to time, subject to applicable law, regulation and Nasdaq requirements. The foregoing provisions of this Paragraph notwithstanding, no amendment or termination of this Plan shall, without the consent of a Director, adversely affect the amounts payable hereunder on account of compensation deferred prior to the effective date of such amendment or termination.

         14. Notices. All notices, elections or designations by a Director to the Corporation shall be delivered in person or by registered mail, postage prepaid, and noted to be brought to the attention of the Treasurer, Abington Bancorp, Inc..

         15. Governing Law. This Plan, and all actions taken hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, except as such laws may be superseded by any applicable federal law.

         16. Shares Issuable. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 100,000, subject to appropriate adjustments in the event of a stock dividend, stock split, or similar change in capitalization affecting the Stock. Shares subject to the Plan are authorized but unissued shares, Treasury shares or shares purchased in open market transactions. Notwithstanding the foregoing, no shares of Stock may be issued under the Plan until this Plan has been approved by the affirmative votes of the holders of a majority of the shares of Common Stock of Abington Bancorp, Inc. present, or represented, and entitled to vote at a meeting of shareholders.

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